CONFIDENTIAL PROVISIONS OMITTED

                              AMENDED LICENSE AGREEMENT

    THIS AMENDMENT, made in Pittsburgh, Pennsylvania, U.S.A. is to the AGREEMENT, made in Pittsburgh, Pennsylvania, U.S.A., the 17th day of January, 1995, by and between:
    PPG INDUSTRIES, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal office at One PPG Place, Pittsburgh, Pennsylvania 15272, U.S.A., hereinafter referred to as "LICENSOR";

                                         and

    UNIFET, INCORPORATED, a California corporation, having a new address of 11077 N. Torrey Pines Road, Lajolla, California 92037 and formerly of Suite 200,11021 Via Frontera, San Diego, California 92127, U.S.A., hereinafter referred to as "LICENSEE";

WITNESSETH:


WHEREAS:

    A. LICENSOR is the owner of both domestic and non-domestic patents, design registrations, and applications for patents and for design registrations listed in Attachment A (hereinafter the "LICENSOR Patents," of Attachment A as more fully defined at Article

1.4), which constitute valuable assets of LICENSOR and which relate to the blood gas sensor product of the former Sensors Business Unit of LICENSOR;

    B. LICENSOR sold its Sensors Business Unit having an office at 11077 N. Torrey Pines Road in LaJolla, California 92037 to LICENSEE with an exclusive license for the LICENSOR Patents of Attachment A as of January 17, 1995;

    C.   The exclusive license was to have expired after an extension on May
31, 1995 and LICENSOR is willing to continue the exclusive license agreement and assign the LICENSOR Patents of Attachment A at the end of the term of this amended exclusive license to the LICENSEE, the purchaser of the Sensors Business Unit upon fulfillment of the certain conditions after the closing of the sale of the Sensors Business Unit (the "CLOSING");

    D. LICENSEE purchased as of January 17, 1995 the former Sensors Business Unit of LICENSOR with certain conditions remaining after the CLOSING of the sale and since that date up to May 31, 1995, had an exclusive license to and is willing to continue an exclusive license from LICENSOR for the LICENSOR Patents of Attachment A until LICENSEE fulfills the certain obligations of the CLOSING for such acquisition by the end of the term of this amended exclusive license in order to acquire LICENSOR's interest in the LICENSOR Patents of Attachment A; and

    E. LICENSOR is entitled to grant, and LICENSEE desires to acquire such an exclusive license under the terms and conditions herein set forth as an amendment to the Original License Agreement from May 31, 1995, where this Amended License Agreement does not act in any way as a waiver of any of the unamended conditions, obligations or rights imposed upon or granted to the parties under the Original License Agreement, and all unamended items, conditions, obligations, rights and provisions thereof are to apply to this Amended License Agreement and are made a part of this Amended License Agreement as they are expressly rewritten, incorporated and included herein, and in the event of any conflict, inconsistency or incongruity between the provisions of this Amended License Agreement and a provision of the Original License Agreement, the provisions of this Amended License Agreement shall in all respects govern and control.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:


ARTICLE 1. DEFINITIONS

    1.1. Whenever used in this Amended License Agreement, unless otherwise clearly indicated in the context, the following terms shall have the meanings as defined in this Article 1.

    1.2. "Sensors Business Unit" means the former business of LICENSOR of manufacturing, using and selling blood gas sensors and components therefor as conducted at the time of signing the Original License Agreement at LICENSOR's facility at 11077 N. Torrey Pines Road in LaJolla, California 92037.

    1.3. "Effective Date of this Amended License Agreement" means June 14,
1995.

    1.4. "LICENSOR Patents" or "Patents of LICENSOR" means unexpired United States and foreign patents, and design registrations, and pending United States and foreign patent applications and applications for design registrations, and patents and registrations to be issued upon such applications all as listed in Attachment A and any continuations, divisionals, reexaminations, reissues, and patents of addition relating thereto, existing at the time of execution of this License Agreement or thereafter which relate to the subject matter disclosed or claimed in any patent and design registration and applications therefor listed in Attachment A.

    1.5. "Licensed Products" means 1) any blood gas sensor devices; 2) any devices using any oxygen, carbon dioxide, or pH sensors; and 3) any product or device, whether or not used in conjunction with a product or device covered in subparts (1) or (2) of this Article 1.5, which would infringe any unexpired, valid (i.e. not held invalid by a court of competent jurisdiction) claim of any patent or design registration or patent or design registration issued or granted on any application listed in Attachment A.

    1.6. "Person" means an individual, partnership, firm, association, or corporation or other legal entity.

    1.7. "Long Term Note" means the promissory note for Five Million Dollars ($5,000,000) for LICENSEE to pay LICENSOR dated January 17, 1995 and pursuant to the sale of the Sensors Business Unit of LICENSOR to LICENSEE, as it now exists or as it may hereafter be amended.

    1.8. "Short Term Note" means the promissory note originally stated for One Million Five Hundred Thousand Dollars ($1,500,000) and as amended this date for One Million Five Hundred and Seventy-four Thousand and Nine Hundred and Forty-six Dollars ($1,574,946) for LICENSEE to pay LICENSOR originally dated January 17, 1995 as amended and pursuant to the sale of the Sensors Business Unit of LICENSOR to LICENSEE.

    1.9. "Term of this License Agreement" or "License Term" means the period from January 17, 1995, as extended to May 31, 1995, and amended from May 31, 1995, and during which this License Agreement shall continue in effect which is the same term as that of the Long Term Note so that the period of this License Agreement continues until the amount due and owed to LICENSOR from LICENSEE pursuant to the Long Term Note is paid in full, subject to earlier termination as provided for in Article 4 or otherwise.

    1.10. "License Agreement" means collectively the Original License Agreement of January 17, 1995 and the Amended License Agreement of June 14, 1995.

ARTICLE 2. GRANTS AND OBLIGATIONS CONCERNING LICENSED PATENTS

    2.1. LICENSOR hereby grants to LICENSEE an exclusive, royalty-free, worldwide license, to use and employ LICENSOR Patents in the manufacture, use and sale of Licensed Products for the License Term, said exclusive license to preclude LICENSOR from use and employment of LICENSOR Patents in the manufacture, use and sale of the Licensed Products. During the License Term, the license shall be irrevocable as long as LICENSEE is not in default of this License Agreement and except for the termination provisions of Article 4.

    2.2. LICENSOR hereby grants to the customers of LICENSEE royalty-free, the right to use and sell Licensed Products, and to make, use and sell articles made from or incorporating Licensed Products, made by LICENSEE while LICENSEE is licensed under this License Agreement and not in default hereunder. Such Licensed Products made during the License Term may be used and sold by LICENSEE.

    2.3. If at or prior to the termination of the License Term the amount due and owed to LICENSOR is paid in full by LICENSEE to LICENSOR pursuant to both the Short Term Note and the Long Term Note, this License Agreement shall terminate and LICENSOR will assign to LICENSEE LICENSOR's entire right, title and interest in and to LICENSOR Patents, said assignment to become effective automatically upon the date of such full payment of both the Short Term Note and the Long Term Note. LICENSOR shall promptly provide LICENSEE with assignment documents in the form attached hereto as Attachment B and LICENSEE shall be responsible for recordation and all of the out-of-pocket expenses associated with recordation of the applicable assignment documents. The failure to timely pay either the Short Term Note or the Long Term Note at or prior to the expiration of the License Term shall bar LICENSEE from further manufacture, use and sale of Licensed Products.

    2.4. The license grants of Articles 2.1 and 2.2, the obligation to assign of Article 2.3, Article 3.1, and this License Agreement are limited by and subject to the mutual general releases of and covenant not to sue to Walter L. Sembrowich, David W. Deetz, Kee Van Sin, or Diametrics Medical, Inc., a Minnesota corporation, its officers, directors, employees, agents or representatives according to the Settlement Agreement and Mutual General Releases dated March 25, 1994 between PPG Industries Inc. and Walter L. Sembrowich, David W. Deetz, Kee Van Sin, and Diametrics Medical, Inc., regarding Civil File No. 4-93-763 in the United States District Court, District of Minnesota, Fourth Division.

    2.5. Until such time as LICENSEE acquires the LICENSOR's entire right, title and interest in and to LICENSOR Patents or until the termination of the License Term, whichever first occurs:

         (a) LICENSOR at its own expense, but with full reimbursement from LICENSEE without the creation of any assignment obligation from LICENSOR, shall
(i) be responsible for filing (limited to continuation and divisional filings), seeking allowance of and maintaining LICENSOR Patents and (ii) use its best efforts to insure all LICENSOR Patents remain in force and available for assignment to LICENSEE as provided for by this License Agreement. Failure of LICENSEE to reimburse LICENSOR under Article 2.5(a) upon receipt of written notification for reimbursement from LICENSOR shall be a default by LICENSEE under Article 4.1(b) of this License Agreement.

         (b) Only in the event that LICENSOR should decide not to so maintain Licensed Patents, LICENSOR shall give LICENSEE prior written notification of such decision and LICENSEE may undertake to do so at LICENSEE's own expense, and LICENSOR shall assign such patents to LICENSEE.

    2.6. The licenses and grants of Articles 2.1 and 2.2 do not grant and LICENSEE shall not have the right to sublicense any of LICENSOR patents. LICENSEE shall have no rights, other than rights granted herein to LICENSED Patents.


ARTICLE 3. THIRD PARTY INFRINGEMENT ND INDEMNIFICATION

    3.1. If, during the License Term, LICENSOR or LICENSEE becomes aware of any infringement by a third party of any of LICENSOR Patents, the knowledgeable party will give written notice to the other party, either LICENSOR or LICENSEE. LICENSEE may file an infringement action in its name or on behalf of LICENSOR, at LICENSEE's sole expense, and LICENSOR shall provide reasonable cooperation as may be necessary for LICENSEE to pursue such action. LICENSEE shall be the sole recipient of the proceeds of any recovery.

    3.2. If, during the License Term, an action for patent infringement, a cancellation, revocation or nullity action, or other such proceeding, or a request for reexamination in the United States Patent and Trademark Office, is brought or threatened by a third party against LICENSEE for activities respecting the Licensed Products or any of LICENSOR Patents, the parties hereto shall promptly consult with one another with a view toward agreeing on a course of action to be pursued. If the parties hereto mutually agree to defend or make appropriate response to any such proceeding, LICENSEE shall initiate and prosecute such defense or response. The costs of such defense or response, including settlement costs and any damages awarded to a plaintiff or plaintiffs, shall be borne equally by LICENSEE and LICENSOR. If LICENSOR declines to defend in any such proceeding LICENSEE may, at its sole option, elect to proceed to defend in its name and/or on behalf of LICENSOR, at LICENSEE'S own expense, but LICENSOR shall provide such cooperation as may be reasonably necessary to such proceeding.

    3.3. Except to the extent of any breach by LICENSOR of its representations and warranties made under that certain Agreement between LICENSOR and LICENSEE regarding the sale of the Sensors Business, dated January 17, 1995 (the "Asset Purchase Agreement"), LICENSEE will defend, indemnify and hold LICENSOR harmless against all liabilities, demands, damages, expenses (including attorneys' fees) or losses arising (i) out of the use or sale of Licensed Products manufactured by LICENSEE, or (ii) out of the use by LICENSEE of LICENSOR Patents in the manufacture, use and sale of Licensed Products.

ARTICLE 4. TERMINATION

4.1.     This License Agreement may be terminated:

    (a)  by written agreement of the parties;

    (b) by a nondefaulting party, upon default by the other party in the performance of its obligations under this License Agreement, if not remedied within thirty (30) days of written notice requiring that breach to be remedied;

    (c) by a party, upon the other party being adjudged bankrupt, becoming insolvent, or upon filing of any petition seeking its dissolution or liquidation, if such petition is not stayed or dismissed within sixty (60) days;

    (d) by a party, if all, or a substantial portion of all, of the assets of the other party are attached or seized by creditors;

    (e) by LICENSOR if LICENSEE breaches or defaults in the performance of its obligations under either the Short Term Note or the Long Term Note;

    (f) by either party if any agreement to be entered into for the purpose of implementing this License Agreement is not executed or is terminated for any reason other than the terminating party's breach;

    (g) by either party if the warranties or representations made to such party in connection with this License Agreement are found to be materially false or misleading;

    (h)  pursuant to Article 2.3 of this Amended License Agreement.

    4.2. The termination of this License Agreement for any reason shall neither release any party hereto from any liabilities, obligations, or agreements which, pursuant to any provisions of this License Agreement, is to survive or be performed after such termination nor shall it release any party hereto from its liability to pay any sums of money accrued, due, and payable to the other party or to discharge its then-accrued and unfulfilled obligations. The termination of this License Agreement for any reason shall not be deemed a waiver or release of, or otherwise prejudice or affect, any rights, remedies, or claims, whether for damages or otherwise, which any party may then possess under this License Agreement or which arise as a result of such termination, all of which rights, remedies, and claims shall survive such termination.

    4.3. Nothing in this License Agreement shall prevent a party from enforcing its provisions by such remedies as may be available in lieu of termination.


ARTICLE 5. DISPUTE RESOLUTION

    5.1. In the event of any controversy or claim between LICENSOR and LICENSEE as to any provision of this License Agreement, upon the written request of either party, the matter shall immediately be referred jointly to the managements of LICENSOR and LICENSEE for decision. In the case of LICENSOR, such management shall be represented by the Secretary, and in the case of LICENSEE, such management shall be represented by its Chief Executive Officer. If such persons do not agree upon a decision within thirty (30) days after reference of the matter to them, either party may, within thirty (30) days after the thirty (30) days first referenced above, give the other party notice of arbitration pursuant to

Article 5.2 hereof. No arbitration may commence concerning the matter in dispute until thirty (30) days have elapsed from the sending of the notice of arbitration. The parties shall bear their respective costs incurred in connection with this Article 5.1.

    5.2. After exhausting the procedures set forth in Article 5.1 hereof, any controversy or claim arising out of or relating to this License Agreement, or any breach thereof, shall be determined by a board of three (3) arbitrators with the right of appeal under the Arbitration Rules of the American Arbitration Association. Each party shall designate one arbitrator and the third arbitrator shall be chosen by the two so designated. The arbitration shall be conducted in the English language. The award may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.


ARTICLE 6. DISCLAIMER OF AGENCY

    6.1. This License Agreement does not constitute any party as the legal representative or agent of the other party for any purpose whatsoever. No party shall have any right or authority to assume, create, or incur any liability or obligation of any kind, express or implied, against, in the name of, or on behalf of the other party, except in accordance with this License Agreement or as may otherwise be agreed in writing by the parties.


ARTICLE 7. ASSIGNMENT

    7.1. This License Agreement and the rights and obligations hereunder are personal to the parties hereto and shall not be assigned by a party hereto, voluntarily or by operation of law, to a third Person without the express prior written consent of the other party hereto. Any such assignment shall be on the basis that the assignee executes an undertaking that it will assume all the liabilities and obligations of the party making the assignment and that it will be bound by the terms and conditions of this License Agreement and that the assigning party remains bound by the terms and conditions of this License Agreement.


ARTICLE 8. NOTICES

    8.1. Any notice, request, demand, or other communication required or authorized to be given by either party hereunder to the other party shall be reduced to writing and shall be deemed effectively served when delivered personally or when sent, if given by facsimile transmission or when deposited in the mails, in a sealed envelope with sufficient airmail postage affixed, registered and addressed to the party to whom such notice is directed at the post office address of such party's place of business, which, in the case of LICENSOR, shall be:

    Vice President, Corporate Development
    PPG INDUSTRIES, INC.
    One PPG Place
    Pittsburgh, Pennsylvania 15272

and, in the case of LICENSEE, shall be:

    President & CEO
    UNIFET INCORPORATED
    11077 N. Torrey Pines Road
    LaJolla, California 92037

or at such other address as either party shall hereafter furnish to the other party by written notice, as herein provided.


ARTICLE 9. GENERAL PROVISIONS

    9.1. In the event that lawful performance of this License Agreement or any material part hereof shall be prohibited by any law or act of any government or political subdivision or by the entry of a judgment, order, or determination by any court, commission, or agency having jurisdiction over a party or over a parent company of a party, whether consented to by such party or by such parent company or not, the parties covenant and agree that, forthwith upon the effective date of such governmental action, they will exert their best efforts to agree on an amendment or amendments to this License Agreement or on modifications of their practices hereunder in such manner as will fully comply with said final judgment or final order. In the event that the parties are unable, within a period of sixty (60) days after the written notice by either party to the other of such impossibility of lawful performance to reach such agreement, either party may terminate this License Agreement by written notice to the other party effective as of the expiration of such sixty (60) day period. Any rights or obligations of either party under this License Agreement adjudged invalid by a court or government shall be suspended upon the entry thereof pending negotiations between the parties as herein provided to remedy such invalidity.

    9.2. The failure of a party at any time to require performance of any provision hereof shall in no manner affect the right to enforce the same. The waiver by any party of any breach of the provisions herein shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself by such party or a waiver of any other provision or condition herein.

    9.3. Whether or not the transactions contemplated by this License Agreement are consummated (other than by reason of a failure by any party to perform its obligations hereunder), each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants, other experts, and all other expenses incurred by such party incident to the negotiation, preparation, and execution of this License Agreement or any transaction incident hereto or contemplated hereby.


ARTICLE 10.  INTERPRETATION

    10.1. The headings of the Articles of this License Agreement are to facilitate. reference only, do not form a part of this License Agreement, and shall not in any way affect or be considered in the interpretation hereto.

    10.2. The validity, construction, and performance of this License Agreement shall be governed by and interpreted in accordance with the laws of California.
    10.3. Attachment A hereto is deemed to be an integral part of this License Agreement and all references herein to this License Agreement shall encompass such Attachment A and the terms and conditions therein.

    10.4. The terms; and conditions contained in this License Agreement constitute the entire agreement between the parties and shall supersede all previous communications, either oral or written, between the parties hereto with respect to the subject matter hereof.

    10.5. No amendment or change in this License Agreement or addition hereto shall be effective or binding on any of the parties hereto unless set forth in writing and executed by the respective duly authorized representatives of each of the parties hereto and, if required, upon approval by competent governmental authorities.

    10.6.     Nothing in this Agreement shall be construed as:

         (a) a warranty by LICENSOR to LICENSEE that practice of LICENSOR Patents or making using or selling of Licensed Products pursuant to this Agreement does not constitute infringement of patents of Persons or parties not Persons nor parties hereto and nothing in this License Agreement shall be construed as an assumption of any responsibility or liability for any such infringement;

         (b) a grant by LICENSOR of any right, license or immunity, or as a grant of any license under any trademark except as specifically granted in this Agreement;

         (c) a representation or warranty by LICENSOR to LICENSEE as to the results to be attained by the utilization of LICENSOR Patents;

         (d) a limitation upon the right of LICENSEE to determine independently its customers and selling prices of Licensed Products.

    10.7. Except with respect to the Term of this License Agreement as set forth in Article 1.9 and the LICENSOR's right to terminate this Amended License Agreement as set forth in Article 4.1(e), nothing herein shall be deemed to amend the Asset Purchase Agreement and in the event of any conflict between the terms of this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall govern.

    IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be signed by their respective duly authorized representatives on the day, month, and year first above written.


Witness:                     PPG INDUSTRIES, INC.


    /S/ FRED DENK                           By:   /S/ H. KENNEDY LINGE
   ----------------                              ------------------
                                                  H. Kennedy Linge
                                                  Secretary

                                            Date:
                                                ------------------


Witness:                     UNIFET INCORPORATED

- -----------------------                By:      W. JERRY MEZGER
                                            --------------------

                                            Date:    6-20-95
                                                 ---------------

                                     ATTACHMENT A

                          I.  UNITED STATES ISSUED PATENTS:


U.S. PATENT NO.                   TITLE                             DATE ISSUED
- -------------------------------------------------------------------------------
5,046,496          Sensor Assembly for Measuring Analytes in Fluids     9/10/91

 D 331286          Blood Gas Monitoring Module                         11/24/92

5,246,576          Cathode in a Layered Circuit and Electrochemical     9/21/93
                   Cell for a Measurement of Oxygen in Fluids

5,230,427          Sterilizable Hermetically-Sealed Substantially Glass
                   Container                                            7/27/93

5,284,570          Fluid Sample Analyte Collector and Calibration
                   Assembly                                              2/8/94

5,336,388          Analyte and pH Measuring Sensor Assembly and
                   Method                                                8/9/94

5,338,435          Integrated Circuit Hydrated Sensor Apparatus         8/16/94

5,342,498          Electronic Wiring Substrate                          8/30/94

5,405,510          Portable Analyte Measuring System for Multiple       4/11/95
                   Fluid Samples

5,421,981          Electrochemical Sensor Storage Device                 6/6/95


                   II.  PENDING UNITED STATES PATENT APPLICATIONS:

    NUMBER                        TITLE                    FILING DATE
- -------------------------------------------------------------------------------
                                  [*]


*   CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

III.  FOREIGN PATENTS, DESIGN REGISTRATIONS AND APPLICATIONS FOR PATENT AND
      DESIGN

              REGISTRATION (KEYED TO U.S. PATENT OR APPLICATION NUMBER)

RELATED U.S.                                     STATUS/APPROPRIATE
PATENT/PATENT      COUNTRY        SERIAL NO.     NUMBER (1)
APPLICATION
- ---------------------------------------------------------------------------
USP 5,046,496
- ---------------------------------------------------------------------------

                   [*]


USP 5,246,576
- ---------------------------------------------------------------------------

                   [*]



USP 5,230,427
- ---------------------------------------------------------------------------

                   [*]


**USP 5,284,570
**USP 5,338,435
**USP 5,342,498
**USP 5,405,510
**USP 5,421,981
- ---------------------------------------------------------------------------

                   [*]




USP 5,336,388
- ---------------------------------------------------------------------------

                   [*]


*   CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

- ---------------------------------------------------------------------------
USSN 29/008,496
USSN 29/008,497
- ---------------------------------------------------------------------------


                   [*]







D 331286
USSN 29/008,497
- ---------------------------------------------------------------------------

                   [*]


* International design.
** Combined for filing a single foreign application.
USSN = U.S. Serial Number.
USP = U.S. Patent Number.
AN = Application Number.
PB = Publication Number.

1 Most recent status with the appropriate number for that status; i.e., if the status is "issued" the number is a patent number; if published, the number is a publication number; if pending, refer to the serial number for the application.





*   CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION